[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

November 14, 2014

Guggenheim Credit Allocation Fund
227 West Monroe Street
Chicago, Illinois 60606

Re:           Guggenheim Credit Allocation Fund —
                                                 Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to Guggenheim Credit Allocation Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the registration statement on Form N-2 filed on March 14, 2013 by the Trust with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended, (the “1940 Act”), as proposed to be amended by pre-effective Amendment No. 1 thereto to be filed on the date hereof by the Trust with the Commission.  The Registration Statement (as hereinafter defined) relates to the issuance and sale by the Trust of an indeterminate number of shares, not to exceed $100,000,000 maximum aggregate offering price, of the Trust’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Securities Act Rules and Regulations”).

This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act and the 1940 Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(i)           the notification of registration on Form N-8A (File No. 811-22715) of the Trust filed with the Commission under the 1940 Act on June 15, 2012;

(ii)           the registration statement on Form N-2 (File Nos. 333-198646 and 811-22715) of the Trust relating to the Common Shares filed with the Commission on September 8, 2014 under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 under the General Rules and Regulations under the Securities Act (the “Securities Act Rules

Guggenheim Credit Allocation Fund
November 14, 2014

and Regulations”), and as proposed to be amended by Pre-Effective Amendment No. 1 on the date hereof (such registration statement, as so proposed to be amended, being hereinafter referred to as the “Registration Statement”);

(iii)           an executed copy of the certificate of Mark E. Mathiasen, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”)

(iv)           a copy of the Trust’s Certificate of Trust, as certified by the Secretary of State of the State of Delaware and certified pursuant to the Secretary’s Certificate;

(iv)           a copy of the Trust’s Amended and Restated Agreement and Declaration of Trust, by the trustees of the Trust, dated as of June 13, 2012, as amended on March 4, 2013 (the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;

(v)            a copy of the Trust’s Amended and Restated By-Laws, as amended and currently in effect (the “By-Laws”), certified pursuant to the Secretary’s Certificate;

(vi)           copies of certain resolutions adopted by the Board of Trustees of the Trust (the “ Board of Trustees”) at a meeting held on May 12-13, 2014 relating to the registration of the Common Shares and related matters, certified pursuant to the Secretary’s Certificate; and

(vii)           a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust's existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials.

In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

Guggenheim Credit Allocation Fund
November 14, 2014

We do not express any opinion as to any laws other than the DSTA.  The Common Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that with respect to any Common Shares to be offered by the Trust pursuant to the Registration Statement (the “Offered Common Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the Securities Act Rules and Regulations; (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, an “at-the-market” offering or other offering with underwriters or agents, the underwriting agreement, sales agent agreement or other agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Trust and the other parties thereto; (iv) the Board of Trustees, including any appropriate committee appointed thereby, and appropriate officers of the Trust have taken all necessary statutory trust action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters; (v) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the Declaration of Trust and the By-Laws so as not to violate any applicable law, the Declaration of Trust, as then in effect, or the By-Laws, as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Trust, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Trust; and (vi) the Offered Common Shares have been delivered upon payment in full of the consideration payable with respect to the Offered Common Shares as determined by the Board of Trustees in accordance with applicable law, at a price per share not less than the per share par value of the Common Shares and as contemplated by any applicable underwriting agreement, sales agent agreement or other agreement, the Offered Common Shares will be duly authorized, validly issued and fully paid and under the DSTA the purchasers of the Shares will have no obligation to make further payments for the purchase of Shares or contributions to the Trust solely by reason of their ownership of Shares (except as provided in the last sentence of Section 3.8 of the Declaration of Trust).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the captions “Legal Matters” and “General Information – Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP